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                                                           EXHIBIT (10)G.
                                                           (ITEM 601(10))
                                     HACH COMPANY

                                  FIFTH AMENDMENT TO
                          DIRECTORS' BONUS COMPENSATION PLAN


    This Amendment is dated as of the 25th day of April 1996 pursuant to
Section 8 of the Restated Directors' Bonus Compensation Plan ("Plan"):

    WHEREAS, on November 21, 1995 Hach Company ("Company") adopted, subject to approval of stockholders at the next annual meeting, the HACH COMPANY 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN ("Stock Plan"); and

    WHEREAS, in view of the adoption of the Stock Plan the Board of Directors of the Company by resolution adopted April 25, 1996, directed that the Plan be amended so as to freeze awards effective April 25, 1996 but to otherwise leave the Plan in effect;

    NOW THEREFORE, pursuant to the authority to amend given by Section 8 of the Plan and the aforesaid resolution of the Board of April 25, 1996, Section 3 of the Plan is amended to read as follows:


         3. Awards. Effective April 25, 1996, no further awards of Stock Units shall be made to any director, provided, however, such elimination of annual Awards shall not be construed to preclude present director participants in the Plan from receiving cash or stock dividends or other distributions based on the number of Stock Units a director presently owns or hereafter holds as provided in Section 4 of this Plan or preclude or diminish the right of any such director from receiving a distribution based on his or her holdings of Stock Units by reason of a merger, reorganization or recapitalization as provided in Section 9 of the Plan.

    In all other respects said Plan shall remain in full force and effect.

    For the Board of Directors.

                                                 /s/Robert O. Case
                                                 --------------------------
                                                 Robert O. Case, Secretary